UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 31, 2022

EXELA TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36788	47-1347291
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2701 East Grauwyler Road Irving, Texas	75061
(Address of principal executive offices)	(Zip Code)

(844) 935-2832

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common stock, par value $0.0001 per share	XELA	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

On March 31, 2022, Exela Technologies, Inc. (the “Company”) announced Ronald Cogburn, its Chief Executive Officer had agreed to step down effective April 30, 2022, unless further extended upon mutual agreement of the Company and Mr. Cogburn. Mr. Cogburn will remain a member of the Company’s Board of Directors (the “Board”) following April 30, 2022.

The Company and Mr. Cogburn have entered into a transition agreement dated March 31, 2022, pursuant to which Mr. Cogburn will transition his role and provides for his entry into a consulting agreement whereby he will provide consulting services as may be reasonably requested by the Company from time to time through April 30, 2023. In consideration for these services among other things,  Mr. Cogburn will be entitled to: (i) a cash severance payment of $565,000.00, less all applicable withholdings and deductions payable within five business days, (ii) consulting fees to be paid in two installments of $562,500.00 on the date that is six and twelve months following April 30, 2022 and (iii) reimbursement for certain insurance expenses for up to 24 months following Mr. Cogburn’s last date of employment. The transition agreement also provides that Mr. Cogburn will not be deemed to have experienced a termination of service with respect to (and will continue to vest in) his outstanding stock options until such time as he ceases to serve as a member of the Board and the expiration date of such options will be extended until the earlier to occur of (x) two years following his last date of service on the Board, and (y) the original expiration date of such options. Following April 30, 2022,  Mr. Cogburn will receive compensation materially consistent with the Company’s previously disclosed director compensation policy for non-employee (except that Mr. Cogburn will not be entitled to the initial equity grant that is provided to newly appointed non-employee directors and his remuneration for 2022 will be pro-rated based on the number of days remaining in the year).

The foregoing description of the transition agreement does not purport to be a complete description of all of the terms, provisions, covenants and agreements contained in the transition agreement, and is subject to and qualified in its entirety by reference to the full text of the agreement, a copy of which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ending March 31, 2022, and will be incorporated herein in its entirety by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

EXELA TECHNOLOGIES, INC.

By:	/s/ Erik Mengwall
	Name:	Erik Mengwall
	Title:	Secretary

Date: March 31, 2022